                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K


                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported) August 14, 1997



                        MATTHEWS STUDIO EQUIPMENT GROUP
                        -------------------------------
            (Exact name of registrant as specified in its charter)

                                  CALIFORNIA
                                  ----------
                (State or other jurisdiction of incorporation)

                  0-18102                                95-1447751
            -------------------------------------------------------------
            (Commission file number)                 (I.R.S. Employer
                                                      Identification No.)

            3111 NORTH KENWOOD STREET, BURBANK, CA            91505
            ---------------------------------------------------------
            (Address of principal executive offices)       (Zip Code)

                                (818) 525-5200
                                --------------
             (Registrant's telephone number, including area code)


                                      N/A
            ------------------------------------------------------
             (Former name, former address and former fiscal year,
                         if changed since last report)

Item 5.  Other Events

On August 14, 1997, Matthews Studio Equipment Group and its principal subsidiaries ("the Company") amended and restated its senior secured revolving credit facility with The Chase Manhattan Bank (the "Amended Chase Facility"), as agent for a syndicate of lenders ("Bank").

The Amended Chase Facility provides for revolving credit loans in an aggregate principal amount not in excess of $50.0 million at any time outstanding. The proceeds of the Amended Chase Facility may be used, 1) to repay in full certain subordinated debt, 2) for general working capital purposes, 3) to finance the repayment of certain capitalized lease obligations, 4) for the financing of future acquisitions with $10.0 million designated for such activities, and 5) to repurchase securities of the Company with $5.0 million designated for such activities, all within the limits specified in the agreement.

Interest on outstanding borrowings under the Amended Chase Facility at the Company's choice is at LIBOR plus a maximum of 2.75% or the greater of (i) Chase Manhattan Bank's Prime Rate plus a maximum of .75%, (ii) the Base CD Rate (as determined by the Bank) plus a maximum of 1.75% or (iii) the Federal Funds Effective Rate plus a maximum of 1.25%. In each case, the interest margin charged on outstanding loans may be reduced if specified ratios are achieved by the Company. In addition, the Company pays from three-eights of one percent to one-half of one percent on the unused credit commitment.

The Amended Chase Facility matures August 14, 2002. The Amended Chase Facility requires the Company to maintain certain levels of net worth and on a quarterly basis certain levels of EBITDA (earnings before interest, taxes, depreciation and amortization), and to meet several financial ratios including interest coverage and debt-to-EBITDA. In addition, the Company must maintain limits on annual rentals.

The Amended Chase Facility provides for annual capital expenditure limits of $9.0 million in fiscal 1997 and from $7.8 million to $8.6 million, for the fiscal years thereafter. Amounts (up to $2.0 million) permitted to be expended in a given fiscal year may be carried over (if not spent) and expended in the succeeding fiscal year. In addition, the annual limits will be increased by 25% in years when specified ratios have been achieved.

Borrowings under the Amended Chase Facility by the Company and its subsidiaries are cross collateralized pursuant to a security agreement in which the Company and its subsidiaries has granted the Bank a first priority lien in all of their respective assets.

A copy of the press release of the Company in respect of the Amended Chase Facility is attached hereto as Exhibit 2.

Item 7.  Financial Statements and Exhibits

(c) Exhibits

                                 EXHIBIT INDEX



Exhibit             Document Description
- -------             --------------------

1. Amended and Restated Credit Agreement (without schedules or exhibits)


2.          Press Release

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K, to be signed on its behalf by the undersigned hereunto duly authorized.




                                MATTHEWS STUDIO EQUIPMENT GROUP
                                         (Registrant)



Date: September 9, 1997         By:  /s/Gary S. Borman
                                   -------------------------------------
                                              Gary S. Borman
                                   Vice President & Corporate Controller




                                 By:  /s/Carlos D. DeMattos
                                    --------------------------------------
                                               Carlos D. DeMattos
                                         Chairman of the Board, President,
                                    Chief Executive Officer and Chief Financial
                                      Officer